Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 25, 2015

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-195879) and the Registration Statement on Form S-8 (File No. 333-191693) of Antero Resources Corporation (the “Company”) of information taken from our report dated January 19, 2015 with respect to the Company’s estimated proved reserves as of December 31, 2014.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716